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Exhibit 10.66

AMENDMENT 2003-I

BECKMAN COULTER, INC.
DEFERRED DIRECTORS' FEE PROGRAM

        WHEREAS, Beckman Coulter, Inc. (the "Company"), a Delaware corporation, maintains the Beckman Coulter, Inc. Deferred Directors' Fee Program (the "Plan"); and

        WHEREAS, the Company now desires to amend the Plan to provide that any premium units credited under the Plan with respect to deferrals of compensation on and after the Company's 2004 annual meeting of stockholders (scheduled for April 1, 2004) be settled in cash as opposed to shares of Company stock in order to comply with the stockholder approval requirements of the New York Stock Exchange;

        WHEREAS, stock units credited under the Plan are fully vested at the time such units are credited and the Company desires, for purposes of clarity, to specifically reflect such vesting provision in the Plan document;

        WHEREAS, the Company has the right to amend the Plan;

        NOW, THEREFORE, the Plan is hereby amended as follows, effective immediately:

  1.
  A new Section 5.6 is added to read as follows:

    "5.6 Vesting. All Stock Units credited under this Plan (including with respect the premium multiplier set forth in Section 5.2) shall be fully vested as of the time credited."

  2.
  Section 6.2(b) is amended in its entirety to read as follows:

    "(b) If, as of the date of distribution, benefits continue to be denominated as Stock Units, then the benefit attributable to the Stock Units credited to a participant's Stock Unit Account shall, subject to the next sentence, be distributed in shares of Common Stock. Stock Units (including dividend equivalent Stock Units) that are credited in respect of the premium multiplier set forth in Section 5.2 in respect of directors' fees on or after April 1, 2004, as well as any fractional Stock Unit interest, shall be settled in cash. The settlement amount of any such Stock Unit to be settled in cash shall equal the Fair Market Value of a share of Common Stock determined as of the date used by the trustee of the Trust to determine the taxable income reportable with respect to such distribution."

        IN WITNESS WHEREOF, this Amendment 2003-I is hereby adopted this 17th day of December, 2003.

BECKMAN COULTER, INC.
By	/s/FIDENCIO M. MARES
Its	Vice President, Human Resources and Corporate Communications

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AMENDMENT 2003-I BECKMAN COULTER, INC. DEFERRED DIRECTORS' FEE PROGRAM